EXHIBIT 99.1

Energy-Efficient LED Lighting Provider Orion Reports Q4 Revenue

Rose 49% to $22.4M and Announces FY 2020 Revenue Goal of $135M to $145M

MANITOWOC, WI, – June 4, 2019 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of enterprise-grade LED lighting and energy project solutions, today reported results for its FY 2019 fourth quarter (Q4’19) and fiscal year ended March 31, 2019 (FY'19). Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and its outlook for FY 2020 – call details below.

	FY 2019	FY 2018	Change	Q4'19	Q4’18	Change
Revenue ($M)	$65.8	$60.3	+9%	$22.4	$15.1	+49%
Gross Profit ($M)	$14.6	$14.7	-1%	$4.4	$3.2	+36%
Net Loss ($M)	$(6.7)	$(13.1)	49%	$(0.9)	$(1.5)	40%
Adj. EBITDA ($M)*	$(3.5)	$(9.6)	64%	$0.0	$(0.6)	92%

Highlights

•	Q4’19 revenue rose 49% to $22.4M and FY’19 revenue rose 9% to $65.8M
•	Q4’19 net loss improved 40% to $(0.9M) and FY’19 net loss improved 49% to $(6.7M)
•	Q4’19 adjusted EBITDA* improved to $(49,000) compared to $(0.6M) in Q4’18
•

Secured $110M in turnkey LED retrofit projects from a national customer with completion anticipated by the end of FY 2020. The project includes $11M in initial orders that were substantially completed in Q4’19

~~•~~	FY 2019 benefitted from more than $6.0M in annual overhead reductions completed in FY 2018

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “Orion’s fourth quarter and full year FY 2019 operational improvements reflected solid execution in our national accounts channel, continued efforts building our energy service company (ESCO) and agent driven distribution channels along with realizing the benefits of cost discipline and significant operating expense reductions implemented in FY 2018.

“Orion’s primary market differentiation is our ability to provide a single source solution whereby we manage and are responsible for an entire project, from initial site surveys and energy audits through to installation and controls integration. Our ability to offer such comprehensive turnkey project management services, coupled with best-in-class customer service, allows us to deliver energy reductions and cost savings to our customers in timely, orderly and planned multi-facility roll-outs nationwide.

“We are dedicating increasing resources to capitalize on our unique capabilities for large national accounts. This focus enabled us to achieve some very significant contracts that contributed to a strong finish to FY 2019 and provides good visibility for substantially increased FY 2020 revenues.

“Looking ahead, our sales growth is rooted in a few key strategic initiatives:

*Reconciliation follows this earnings release

•

Focus on marketing Orion's turnkey LED retrofit capabilities to large national account customers - Orion's strongest competitive advantage is our ability to deliver full turnkey, single source of accountability, combined LED lighting and controls project capabilities. Starting with energy audits and site assessments, our comprehensive turnkey solution includes custom engineering and manufacturing to fully managed installations. This coupled with our superior customer service, high quality designs, and unmatchable delivery responsiveness will lead our growth momentum for FY 2020 and beyond.

•

Support success of our ESCOs and agent driven distribution sales channels - Orion continues to focus on building its relationships and product and sales support for its ESCO and agent driven distribution sales channels. These efforts include an array of product and sales training efforts, as well as the development of new products to cater to the unique needs of these sales channels. Reflecting our progress, Orion’s sales from its ESCO channel grew 24% in FY 2019 versus FY 2018.

•

Continued product innovation - Orion continues to innovate, developing lighting fixtures and features that address specific customer requirements, while also working to maintain a leadership position in energy efficiency, smart product design and installation benefits. We also continue to deepen our capabilities in the integration of smart lighting controls. Our goal is to provide state-of-the-art lighting products with modular plug-and-play designs to enable lighting system customization from basic controls to advanced Internet of Things (IoT) capabilities.

•

Leveraging of Orion’s smart lighting systems to support Internet of Things applications – Orion is ideally positioned to help customers to efficiently deploy new Internet of Things (IoT) controls and applications by leveraging the “Smart Ceiling” capabilities of the Orion solid state lighting system. IoT capabilities can include the management and tracking of facilities, personnel, resources and customer behavior, driving both sales and lowering costs. As a result, these added capabilities provide customers an even greater return on investment from their lighting system and make Orion an even more attractive partner.”

FY ‘20 Outlook

Based on current revenue visibility, resulting from our recently announced $110 million national account retrofit and growth expectations for the ESCO and agent driven distribution channels, Orion has set an initial FY 2020 revenue goal of $135M to $145M, representing growth of 100% to 120% over FY 2019. Orion expects to achieve an EBITDA margin of at least 10%, as well as positive net income and EPS, for the full year FY 2020.

Orion believes it has sufficient available capital and liquidity resources to execute its growth plans in FY 2020. Orion reminds investors that its financial objectives are targets not implied guidance, and performance may vary materially on a sequential and year-over-year basis due to the challenge of estimating the size, the timing and terms of customer order activity.

Q4’19 Results

Orion’s Q4'19 revenue rose 49% to $22.4M compared to $15.1M in Q4'18 primarily due to a contract from a national account customer.

Gross profit rose 36% to $4.4M in Q4'19 compared to $3.2M in Q4’18. Gross margin decreased to 20% in Q4’19 compared to 21% in Q4’18, primarily due to product mix and certain large customer project start-up costs.

Total operating expenses increased 5% to $5.1M in Q4'19 compared to $4.8M in Q4’18, which benefitted from a $1.4M non-recurring contingencies reserve adjustment. Excluding the prior year reserve benefit, Q4’19 total operating expenses demonstrated substantial improvement over Q4’18 due to cost reduction initiatives enacted by Orion during FY 2018, as well as the Company’s continued cost management discipline.

Orion’s Q4’19 net loss improved to $(0.9M), or $(0.03) per basic share, compared with a net loss of ($1.5M), or ($0.05) per basic share in Q4'18.

Q4’19 adjusted EBITDA* loss was $(49,000) compared to adjusted EBITDA loss of $(0.6M) in Q4’18.

FY 2019 Results

Orion's FY 2019 revenue rose 9% to $65.8M from $60.3M in FY 2018, primarily due to increased sales to major national account customers. Service revenue increased 102% to $9.5M in FY 2019 compared with $4.7M in FY 2018, primarily due to increased installation project activity in FY 2019.

*Reconciliation follows this earnings release

Gross profit was roughly flat at $14.6M in FY 2019 compared to $14.7M in FY 2018. Gross margin declined to 22% in FY 2019 compared to 24% in FY 2018, principally due to the impact of product mix in Q4'19 and certain large customer project start-up costs.

Total operating expenses decreased 25% to $20.7M in FY 2019 compared to $27.7M in FY 2018, benefitting from FY 2018 cost reduction initiatives and continued cost management discipline.

Orion’s FY 2019 net loss was $(6.7M), or $(0.23) per basic share, compared to FY 2018 net loss of $(13.1M), or $(0.46) per basic share.

Orion’s FY 2019 adjusted EBITDA* loss was $(3.5M) compared to adjusted EBITDA loss of $(9.6M) in FY 2018.

Balance Sheet

Orion had net working capital of $14.0M, including $8.7M of cash and cash equivalents at the close of FY 2019. In addition, the company had additional borrowing capacity of $1.4M under its revolving credit facility.

On June 3, 2019, we amended our credit agreement to increase the maximum borrowing available, subject to certain conditions. The amendment provides for additional availability under our credit agreement; the impact of which, as of March 31, 2019, would have been to increase availability by $4.0 million, bringing unused borrowing capacity to $5.4M.

Conference Call Details

Date / Time:Today, Tuesday, June 4, 2019 at 10:00 a.m. ET (9:00 a.m. CT)

Call Dial-In:(877) 754-5294 or (678) 894-3013 for international

Webcast/Replay:http://investor.oriones.com/events-and-presentations

Audio Replay:(855) 859-2056, conference ID: 1997848 (available shortly after the call through 06/11/2019)

About Orion Energy Systems

Orion is a provider of enterprise-grade LED lighting and energy project solutions. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and smart controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDA margin (EBITDA divided by total revenue), and Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) as a measure of its quarterly performance. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA, EBITDA margin, and Adjusted EBITDA to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA and Adjusted EBITDA Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release. With respect to Orion’s fiscal 2020 guidance, Orion is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring or unusual charges and other certain items. These items have not yet occurred, are out of Orion’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort and Orion is unable to address the probable significance of the unavailable information.

*Reconciliation follows this earnings release

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights,” “FY20 Financial Outlook,” and “CEO Commentary,” are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and other financial objectives in fiscal 2020 and beyond; (ii) our recent and expected fiscal 2020 reliance on revenue generated from the retrofit of a single national account customer; (iii) our ability to achieve profitability and positive cash flows; (iv) our levels of cash and our limited borrowing capacity under our revolving line of credit; (v) the availability of additional debt financing and/or equity capital; (vi) our lack of major sources of recurring revenue, our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; ; (viii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving light emitting diode ("LED") market; (ix) our ability to differentiate our products in a highly competitive market, expand our customer base and gain market share; (x) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xi) our ability to adapt to increasing convergence in the LED market; (xii) the reduction or elimination of investments in, or incentives to adopt, LED lighting technologies; (xiii) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xiv) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xv) the potential deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of the implementation of tariffs; (xvi) our increasing reliance on third parties for the manufacture and development of products and product components; (xvii) our ability to maintain safe and secure information technology systems; (xviii) our failure to comply with the covenants in our revolving credit agreement; (xix) our fluctuating quarterly results of operations as we continue to implement cost reductions, and continue to focus investing in our third party distribution sales channel; (xx) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxi) our ability to balance customer demand and production capacity; (xxii) our ability to maintain an effective system of internal control over financial reporting; (xxiii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Investor Relations Contacts

Bill Hull, CFO	William Jones; Tanya Kamatu
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,
	2019	2018
Assets
Cash and cash equivalents	$8,729	$9,424
Accounts receivable, net	14,804	8,736
Revenue earned but not billed	3,746	—
Inventories, net	13,403	7,826
Deferred contract costs	—	1,000
Prepaid expenses and other current assets	695	2,467
Total current assets	41,377	29,453
Property and equipment, net	12,010	12,894
Other intangible assets, net	2,469	2,868
Other long-term assets	165	110
Total assets	$56,021	$45,325
Liabilities and Shareholders’ Equity
Accounts payable	$19,706	$11,675
Accrued expenses and other	7,410	4,171
Deferred revenue, current	123	499
Current maturities of long-term debt	96	79
Total current liabilities	27,335	16,424
Revolving credit facility	9,202	3,908
Long-term debt, less current maturities	81	105
Deferred revenue, long-term	791	940
Other long-term liabilities	642	524
Total liabilities	38,051	21,901
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 shares at March 31, 2019 and 2018; no shares issued and outstanding at March 31, 2019 and 2018	—	—
Common stock, no par value: Shares authorized: 200,000,000 at March 31, 2019 and 2018; shares issued: 39,037,969 and 38,384,575 at March 31, 2019 and 2018; shares outstanding: 29,600,158 and 28,953,183 at March 31, 2019 and 2018	—	—
Additional paid-in capital	155,828	155,003
Treasury stock: 9,437,811 and 9,431,392 common shares at March 31, 2019 and 2018	(36,091)	(36,085)
Retained deficit	(101,767)	(95,494)
Total shareholders’ equity	17,970	23,424
Total liabilities and shareholders’ equity	$56,021	$45,325

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Product revenue	$17,911	$13,712	$56,261	$55,595
Service revenue	4,532	1,345	9,493	4,705
Total revenue	22,443	15,057	65,754	60,300
Cost of product revenue	14,512	10,828	44,111	41,415
Cost of service revenue	3,547	1,004	7,091	4,213
Total cost of revenue	18,059	11,832	51,202	45,628
Gross profit	4,384	3,225	14,552	14,672
Operating expenses:
General and administrative	2,550	1,789	10,231	13,159
Impairment of intangible assets	—	—	—	710
Sales and marketing	2,201	2,638	9,104	11,879
Research and development	317	386	1,374	1,905
Total operating expenses	5,068	4,813	20,709	27,653
Loss from operations	(684)	(1,588)	(6,157)	(12,981)
Other income (expense):
Other income	15	248	80	248
Interest expense	(158)	(108)	(493)	(333)
Amortization of debt issue costs	(70)	(9)	(101)	(92)
Interest income	3	3	11	15
Total other (expense) income	(210)	134	(503)	(162)
Loss before income tax	(894)	(1,454)	(6,660)	(13,143)
Income tax (benefit) expense	(12)	8	14	(15)
Net loss	$(882)	$(1,462)	$(6,674)	$(13,128)
Basic net loss per share attributable to common shareholders	$(0.03)	$(0.05)	$(0.23)	$(0.46)
Weighted-average common shares outstanding	29,590,206	28,934,885	29,429,540	28,783,830
Diluted net loss per share	$(0.03)	$(0.05)	$(0.23)	$(0.46)
Weighted-average common shares and share equivalents outstanding	29,590,206	28,934,885	29,429,540	28,783,830

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended March 31,
	2019	2018
Operating activities
Net loss	$(6,674)	$(13,128)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	1,339	1,404
Amortization of intangible assets	444	607
Stock-based compensation	825	1,102
Amortization of debt issue costs	101	92
Impairment of intangible assets	-	710
Provision for inventory reserves	(202)	1,261
Provision for bad debts	56	22
Other	57	(94)
Changes in operating assets and liabilities:	-	-
Accounts receivable	(5,840)	419
Revenue earned but not billed	(1,390)	-
Inventories	(4,689)	4,706
Deferred contract costs	-	(65)
Prepaid expenses and other current assets	68	391
Accounts payable	8,916	20
Accrued expenses and other	1,975	(1,736)
Deferred revenue, current and long-term	(44)	(126)
Net cash used in operating activities	(5,058)	(4,415)
Investing activities
Purchase of property and equipment	(381)	(512)
Additions to patents and licenses	(68)	(73)
Net cash used in investing activities	(449)	(585)
Financing activities
Payment of long-term debt	(80)	(158)
Proceeds from revolving credit facility	60,270	68,734
Payment of revolving credit facility	(54,976)	(71,456)
Payments to settle employee tax withholdings on stock-based compensation	(10)	(9)
Debt issue costs	(396)	-
Net proceeds from employee equity exercises	4	6
Net cash provided by (used in) financing activities	4,812	(2,883)
Net decrease in cash and cash equivalents	(695)	(7,883)
Cash and cash equivalents at beginning of period	9,424	17,307
Cash and cash equivalents at end of period	$8,729	$9,424

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA AND ADJUSTED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended			Twelve Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Mar. 31, 2018	Mar. 31, 2019	Mar. 31, 2018
Net Loss	$(882)	$(662)	$(1,462)	$(6,674)	$(13,128)
Interest	155	75	105	482	318
Taxes	(12)	—	8	14	(15)
Depreciation	333	327	354	1,339	1,404
Amortization of intangible assets	101	111	121	444	607
Amortization of debt issue costs	70	31	9	101	92
EBITDA	$(235)	$(118)	$(865)	$(4,294)	$(10,722)
Stock-based compensation	186	200	234	825	1,102
Adjusted EBITDA	$(49)	$82	$(631)	$(3,469)	$(9,620)